Exhibit 99.1

ACI Worldwide, Inc. Reports Financial Results for the
Quarter and Full Year Ended December 31, 2024

2024 HIGHLIGHTS
•Total revenue of $1.594 billion grew 10%
•Net income of $203 million grew 67%
•Total adjusted EBITDA of $466 million grew 18%
•Cash flow from operating activities of $359 million grew 113%
•Expect 7-9% revenue growth in 2025

Omaha, NE — February 27, 2025 — ACI Worldwide (NASDAQ: ACIW), an original innovator in global payments technology, announced financial results today for the quarter and full year ended December 31, 2024.

"We are proud to have finished 2024 with stronger results than we expected across our key financial metrics, and that strength has continued as we start 2025. In 2024, we grew revenue 10%, increased adjusted EBITDA margin by more than 300 basis points to 41%, and more than doubled our cash flow to over $350 million,” said Thomas Warsop, president and CEO of ACI Worldwide. “ACI is executing on the strategy we launched in 2024 to become the global leader in Intelligent Payments Orchestration.”

“Building on our momentum and track record of success, we are entering 2025 from a position of strength, both financially and operationally,” Warsop added. “We are confident in our ability to continue driving strong financial performance and focused on increasing shareholder value.”

FINANCIAL SUMMARY
Full-year 2024 total revenue was $1.594 billion, up 10% from 2023. Net income was $203 million in 2024, up 67% from 2023. Total adjusted EBITDA in 2024 was $466 million, up 18% from 2023. Cash flow from operating activities in 2024 was $359 million, up 113% compared to 2023.
•Bank segment revenue increased 14% and Bank segment adjusted EBITDA grew 20% versus 2023.
•Merchant segment revenue grew 10% and Merchant segment adjusted EBITDA increased 57% versus 2023.
•Biller segment revenue increased 6% and Biller segment adjusted EBITDA decreased 8% versus 2023 due to certain one-time margin benefits that did not recur in 2024.

ACI ended 2024 with $216 million in cash on hand and a debt balance of $933 million, which represents a net debt leverage ratio of 1.5x adjusted EBITDA. In 2024, the company repurchased approximately 3.9 million shares for $128 million in capital. At year end 2024 the company had $373 million remaining available on the share repurchase authorization.
Q1 AND FULL YEAR 2025 GUIDANCE
For the full year of 2025, we expect revenue growth to be in the 7% to 9% range on a constant currency basis, or in the range of $1.685 billion to $1.715 billion. We expect adjusted EBITDA to be in the range of $480 million to $495 million. For Q1 2025, we expect revenue to be between $360 million and $370 million and adjusted EBITDA of $70 million to $80 million.

CONFERENCE CALL TO DISCUSS FINANCIAL RESULTS
Today, management will host a conference call at 8:30 a.m. ET to discuss these results. Interested persons may access a real-time audio broadcast of the teleconference at http://investor.aciworldwide.com/ or use the following number for dial-in participation: toll-free 1 (888) 660-6377 and conference code 3153574.
About ACI Worldwide
ACI Worldwide, an original innovator in global payments technology, delivers transformative software solutions that power intelligent payments orchestration in real time so banks, billers, and merchants can drive growth, while continuously modernizing their payment infrastructures, simply and securely. With nearly 50 years of trusted payments expertise, we combine our global footprint with a local presence to offer enhanced payment experiences to stay ahead of constantly changing payment challenges and opportunities.
© Copyright ACI Worldwide, Inc. 2025.
ACI, ACI Worldwide, ACI Payments, Inc., ACI Pay, Speedpay and all ACI product/solution names are trademarks or registered trademarks of ACI Worldwide, Inc., or one of its subsidiaries, in the United States, other countries or both. Other parties' trademarks referenced are the property of their respective owners.
For more information contact:

Investor Relations
John Kraft
SVP, Head of Strategy and Finance
305-894-2223 / john.kraft@aciworldwide.com

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude significant transaction-related expenses, as well as other significant non-cash expenses such as depreciation, amortization, and stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP.

We believe that these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Certain non-GAAP measures include:

•Adjusted EBITDA: net income (loss) plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income (loss).

•Net Adjusted EBITDA Margin: Adjusted EBITDA divided by revenue net of pass-through interchange revenue. Net Adjusted EBITDA Margin should be considered in addition to, rather than as a substitute for, net income (loss).

•Diluted EPS adjusted for non-cash and significant transaction related items: diluted EPS plus tax effected significant transaction related items, amortization of acquired intangibles and software, and non-cash stock-based compensation. Diluted EPS adjusted for non-cash and significant transaction related items should be considered in addition to, rather than as a substitute for, diluted EPS.

•Recurring Revenue: revenue from software as a service and platform as a service fees and maintenance fees. Recurring revenue should be considered in addition to, rather than as a substitute for, total revenue.

•ARR: New annual recurring revenue expected to be generated from new accounts, new applications, and add-on sales bookings contracts signed in the period.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements in this press release include, but are not limited to: (i) our strength continuing as we start 2025, (ii) our execution on the strategy we launched in 2024 to become the global leader in Intelligent Payments Orchestration, (iii) building on our momentum and track record of success, we are entering 2025 from a position of strength, both financially and operationally, (iv) we are confident in our ability to continue driving strong financial performance and focused on increasing shareholder value, and (v) Q1 2025 and full-year 2025 revenue and adjusted EBITDA financial guidance.
All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. Such factors include, but are not limited to, increased competition, business interruptions, cybersecurity incidents or failure of our information technology and communication systems, security breaches, our ability to attract and retain senior management personnel and skilled technical employees, future acquisitions, strategic partnerships and investments, divestitures and other restructuring activities, implementation and success of our strategy, impact if we convert some or all on-premise licenses from fixed-term to subscription model, anti-takeover provisions, exposure to credit or operating risks arising from certain payment funding methods, loss caused by theft or fraud, customer reluctance to switch to a new vendor, our ability to adequately defend our intellectual property, litigation, consent orders and other compliance agreements, our offshore software development activities, risks from operating internationally, including fluctuations in currency exchange rates, events in eastern Europe and the Middle East, adverse changes in the global economy, compliance of our products with applicable legislation, governmental regulations and industry standards, the complexity of our products and services and the risk that they may contain hidden defects, legal and business risks from artificial intelligence technology incorporated into our products, risks to our business from the use of artificial intelligence by our workforce, complex regulations applicable to our payments business, our compliance with privacy and cybersecurity regulations, compliance with requirements of the payment card networks and Nacha, exposure to unknown tax liabilities, changes in tax laws and regulations, consolidations and failures in the financial services industry, volatility in our stock price, demand for our products, failure to obtain renewals of customer contracts or to obtain such renewals on favorable terms, delay or cancellation of customer projects or inaccurate project completion estimates, changes in card association and debit network fees or products, impairment of our goodwill or intangible assets, the accuracy of management’s backlog estimates, the cyclical nature of our revenue and earnings and the accuracy of forecasts due to the concentration of revenue-generating activity during the final weeks of each quarter, restrictions and other financial covenants in our debt agreements, our existing levels of debt, incurring additional debt, events outside of our control including natural disasters, wars, and outbreaks of disease, and revenues or revenue mix below expectations. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	December 31,
	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$216,394	$164,239
Receivables, net of allowances	414,399	452,337
Settlement assets	318,871	723,039
Prepaid expenses	29,218	31,479
Other current assets	11,940	35,551
Total current assets	990,822	1,406,645
Noncurrent assets
Accrued receivables, net	360,079	313,983
Property and equipment, net	35,069	37,856
Operating lease right-of-use assets	28,864	34,338
Software, net	92,893	108,418
Goodwill	1,226,026	1,226,026
Intangible assets, net	165,377	195,646
Deferred income taxes, net	72,713	58,499
Other noncurrent assets	53,450	63,328
TOTAL ASSETS	$3,025,293	$3,444,739
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$45,422	$45,964
Settlement liabilities	317,484	721,164
Employee compensation	55,567	53,892
Current portion of long-term debt	34,928	74,405
Deferred revenue	75,419	59,580
Other current liabilities	73,808	82,244
Total current liabilities	602,628	1,037,249
Noncurrent liabilities
Deferred revenue	19,304	24,780
Long-term debt	889,649	963,599
Deferred income taxes, net	39,920	40,735
Operating lease liabilities	22,592	29,074
Other noncurrent liabilities	26,873	25,005
Total liabilities	1,600,966	2,120,442
Stockholders’ equity
Preferred stock	—	—
Common stock	702	702
Additional paid-in capital	731,927	712,994
Retained earnings	1,598,085	1,394,967
Treasury stock	(784,914)	(674,896)
Accumulated other comprehensive loss	(121,473)	(109,470)
Total stockholders’ equity	1,424,327	1,324,297
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,025,293	$3,444,739

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Revenues
Software as a service and platform as a service	$223,481	$223,172	$897,979	$849,147
License	159,322	178,543	412,306	321,224
Maintenance	46,717	51,632	190,763	205,068
Services	23,518	23,216	93,240	77,140
Total revenues	453,038	476,563	1,594,288	1,452,579
Operating expenses
Cost of revenue (1)	200,087	181,689	791,783	719,211
Research and development	38,614	34,636	146,677	140,758
Selling and marketing	34,360	34,473	118,352	132,639
General and administrative	33,437	24,515	118,379	117,190
Depreciation and amortization	24,252	28,934	110,962	122,373
Total operating expenses	330,750	304,247	1,286,153	1,232,171
Operating income	122,288	172,316	308,135	220,408
Other income (expense)
Interest expense	(16,634)	(19,845)	(72,471)	(78,486)
Interest income	4,093	3,757	15,926	14,215
Other, net	511	(2,107)	(1,181)	(8,510)
Total other income (expense)	(12,030)	(18,195)	(57,726)	(72,781)
Income before income taxes	110,258	154,121	250,409	147,627
Income tax expense	11,703	31,505	47,291	26,118
Net income	$98,555	$122,616	$203,118	$121,509
Income per common share
Basic	$0.94	$1.13	$1.93	$1.12
Diluted	$0.93	$1.12	$1.91	$1.12
Weighted average common shares outstanding
Basic	105,104	108,703	105,491	108,497
Diluted	106,318	109,147	106,493	108,857

(1) The cost of revenue excludes charges for depreciation and amortization.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income	$98,555	$122,616	$203,118	$121,509
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	3,162	5,017	18,161	23,739
Amortization	21,090	23,918	92,801	98,634
Amortization of operating lease right-of-use assets	2,369	2,430	9,706	11,620
Amortization of deferred debt issuance costs	655	908	2,912	4,323
Deferred income taxes	(10,901)	21,122	(13,130)	(4,085)
Stock-based compensation expense	11,116	7,010	41,281	24,547
Other	1,740	(247)	1,920	1,921
Changes in operating assets and liabilities, net of impact of divestiture:
Receivables	(27,282)	(105,010)	(23,583)	(62,998)
Accounts payable	(1,026)	3,423	(268)	(3,775)
Accrued employee compensation	14,012	11,025	2,887	8,146
Deferred revenue	10,002	(1,699)	11,886	2,705
Other current and noncurrent assets and liabilities	2,990	(4,770)	11,057	(57,769)
Net cash flows from operating activities	126,482	85,743	358,748	168,517
Cash flows from investing activities:
Purchases of property and equipment	(6,939)	(968)	(15,402)	(8,924)
Purchases of software and distribution rights	(6,471)	(6,282)	(29,649)	(28,853)
Net cash flows from investing activities	(13,410)	(7,250)	(45,051)	(37,777)
Cash flows from financing activities:
Proceeds from issuance of common stock	789	697	2,918	2,819
Proceeds from exercises of stock options	4,375	3,594	6,329	6,726
Repurchase of stock-based compensation awards for tax withholdings	(3,812)	(946)	(13,111)	(5,149)
Repurchases of common stock	—	(27,587)	(127,670)	(27,587)
Proceeds from revolving credit facility	—	59,000	184,000	134,000
Repayment of revolving credit facility	(61,000)	(64,000)	(238,000)	(115,000)
Proceeds from term portion of credit agreement	—	—	500,000	—
Repayment of term portion of credit agreement	(9,375)	(19,475)	(557,198)	(73,031)
Payments on or proceeds from other debt, net	(5,555)	(4,293)	(14,854)	(16,766)
Payments for debt issuance costs	—	—	(5,141)	(2,160)
Net decrease in settlement assets and liabilities	(43,174)	(10,769)	(25,470)	(15,404)
Net cash flows from financing activities	(117,752)	(63,779)	(288,197)	(111,552)
Effect of exchange rate fluctuations on cash	1,028	573	697	4,961
Net increase (decrease) in cash and cash equivalents	(3,652)	15,287	26,197	24,149
Cash and cash equivalents, including settlement deposits, beginning of period	268,670	223,534	238,821	214,672
Cash and cash equivalents, including settlement deposits, end of period	$265,018	$238,821	$265,018	$238,821
Reconciliation of cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$216,394	$164,239	$216,394	$164,239
Settlement deposits	48,624	74,582	48,624	74,582
Total cash and cash equivalents	$265,018	$238,821	$265,018	$238,821

Adjusted EBITDA (millions)	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Net income	$98.6	$122.6	$203.1	$121.5
Plus:
Income tax expense	11.7	31.5	47.3	26.1
Net interest expense	12.5	16.1	56.5	64.3
Net other (income) expense	(0.5)	2.1	1.2	8.5
Depreciation expense	3.2	5.0	18.2	23.7
Amortization expense	21.1	23.9	92.8	98.6
Non-cash stock-based compensation expense	11.1	7.0	41.3	24.5
Adjusted EBITDA before significant transaction-related expenses	$157.7	$208.2	$460.4	$367.2
Significant transaction-related expenses:
Cost reduction strategies	—	1.3	4.3	21.0
European datacenter migration	—	0.2	—	2.8
Other	—	—	1.0	4.4
Adjusted EBITDA	$157.7	$209.7	$465.7	$395.4
Revenue, net of interchange:
Revenue	$453.0	$476.6	$1,594.3	$1,452.6
Interchange	115.7	106.1	469.4	421.1
Revenue, net of interchange	$337.3	$370.5	$1,124.9	$1,031.5

Net adjusted EBITDA Margin	47%	57%	41%	38%

Segment Information (millions)	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Revenue
Banks	$230.8	$254.9	$701.9	$616.1
Merchants	42.0	43.0	165.9	150.6
Billers	180.2	178.7	726.5	685.9
Total	$453.0	$476.6	$1,594.3	$1,452.6
Recurring revenue
Banks	$54.7	$58.2	$221.8	$229.4
Merchants	35.3	37.9	140.4	138.9
Billers	180.2	178.7	726.5	685.9
Total	$270.2	$274.8	$1,088.7	$1,054.2
Segment adjusted EBITDA
Banks	$150.7	$188.2	$425.5	$355.5
Merchants	16.8	17.5	69.5	44.3
Billers	32.1	42.2	131.2	142.3

Note: Amounts may not recalculate due to rounding.

EPS Impact of Non-cash and Significant Transaction-related Items (millions)	Three Months Ended December 31,
	2024		2023
	EPS Impact	$ in Millions (Net of Tax)	EPS Impact	$ in Millions (Net of Tax)
GAAP net income	$0.93	$98.6	$1.12	$122.6
Adjusted for:
Significant transaction-related expenses	—	—	0.01	1.1
Amortization of acquisition-related intangibles	0.04	4.5	0.06	6.4
Amortization of acquisition-related software	0.03	3.3	0.03	3.5
Non-cash stock-based compensation	0.08	8.8	0.05	5.3
Total adjustments	$0.15	$16.6	$0.15	$16.3
Diluted EPS adjusted for non-cash and significant transaction-related items	$1.08	$115.2	$1.27	$138.9

EPS Impact of Non-cash and Significant Transaction-related Items (millions)	Years Ended Years Ended December 31,
	2024		2023
	EPS Impact	$ in Millions (Net of Tax)	EPS Impact	$ in Millions (Net of Tax)
GAAP net income	$1.91	$203.1	$1.12	$121.5
Adjusted for:
Significant transaction-related expenses	0.07	7.4	0.19	21.1
Amortization of acquisition-related intangibles	0.22	23.3	0.24	25.7
Amortization of acquisition-related software	0.13	13.8	0.14	15.5
Non-cash stock-based compensation	0.31	32.6	0.17	18.7
Total adjustments	$0.73	$77.1	$0.74	$81.0
Diluted EPS adjusted for non-cash and significant transaction-related items	$2.64	$280.2	$1.86	$202.5

Recurring Revenue (millions)	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
SaaS and PaaS fees	$223.5	$223.2	$898.0	$849.1
Maintenance fees	46.7	51.6	190.8	205.1
Recurring revenue	$270.2	$274.8	$1,088.7	$1,054.2

New Bookings (millions)	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Annual recurring revenue (ARR) bookings	$35.2	$28.8	$65.7	$73.5
License and services bookings	115.1	106.5	290.0	239.2

Note: Amounts may not recalculate due to rounding.